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                                                                  EXHIBIT (j)

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement of LaSalle Partners Funds, Inc. (the "Company") on Form N-1A (File No. 333-36161) of our report dated February 12, 1999 on our audit of the financial statements and financial highlights of the Company which report is included in the Annual Report to Shareholders for the period ended December 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 26, 1999


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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our report dated February 12, 1999 on our audit of the financial statements and financial highlights of LaSalle Partners Master Trust as of December 31, 1998 with respect to this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-36161) under the Securities Act of 1933 on Form N-1A.


PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
February 26, 1999